
   As filed with the Securities and Exchange Commission on January 26, 1999
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          CARRIER ACCESS CORPORATION
(Exact name of Registrant as specified in its charter)

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
         Delaware                                     3661                         84-1208770
(State or other jurisdiction of            (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)             Classification Code Number)          Identification Number)
--------------------------------------------------------------------------------------------------------------
                                              5395 Pearl Parkway
                                              Boulder, CO 80301
                                              (303) 442-5455

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           1998 STOCK INCENTIVE PLAN

                           (Full title of the Plan)

                                Roger L. Koenig
                         President and Chief Executive
                                    Officer
                          Carrier Access Corporation
                              5395 Pearl Parkway
                               Boulder, CO 80301
                                (303) 442-5455
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                          JAMES N. STRAWBRIDGE, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                        CALCULATION OF REGISTRATION FEE


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----------------------------------------------------------------------------------------------------------

      Title of Each Class of                Amount          Proposed        Proposed          Amount of
    Securities to be Registered             to be           Maximum         Maximum         Registration
                                          Registered        Offering        Aggregate             Fee
                                           (Shares)           Price       Offering Price
                                                            Per Share
-----------------------------------------------------------------------------------------==================
1998 Stock Incentive Plan
Common Stock, $0.001 par value                1,788,840       $6.02       $10,768,816.80         $2,993.73
(currently outstanding options) (1).
----------------------------------------------------------------------------------------==================
1998 Stock Incentive Plan
Common Stock, $0.001 par value                1,785,253      $33.50       $59,805,975.50        $16,626.06
(options available for future
 grant) (2).........................
----------------------------------------------------------------------------------------==================
Total shares registered
                                              3,574,093                   $70,574,792.30        $19,619.79
==========================================================================================================

(1) In accordance with Rule 457(h), the computation is based upon the weighted average exercise price per share of $6.02 as to 1,788,840 outstanding but unexercised options to purchase Common Stock under the 1998 Stock Incentive Plan (the "currently outstanding options").

(2) In accordance with Rule 457(h), the Proposed Maximum Offering Price Per Share as to the remaining 1,785,253 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Incentive Plan has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 21, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference.
         -------------------------------------

   The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

   (a) The Registrant's Prospectus, dated July 30, 1998, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on July 31, 1998.

   (b) The Registrant's Form 10-Q for the quarter ended September 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

   (c) The description of the Regisistrant's Common Stock contained in the Registration Statement on Form 8-A filed on July 7, 1998 pursuant to
       Section 12(g) of the Exchange Act.

   (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

   Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

   Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article V of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-53947). The indemnification agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not applicable.


Item 8.  Exhibits.
         --------

   The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).


Item 9.  Undertakings.
         ------------

   (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boulder, State of Colorado, on January 26, 1999.


                                            CARRIER ACCESS CORPORATION

                                            By: /s/ Nancy G. Pierce
                                                -----------------------
                                                Nancy G. Pierce
                                                Vice President - Finance and
                                                Administration, Chief Financial
                                                Officer, Treasurer and Secretary


                                    POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger L. Koenig and Nancy G. Pierce, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the 26th day of January 1999 in the capacities indicated.


        Signature                                     Title
        ---------                                     -----

/s/ Roger L. Koenig
--------------------------                    President, Chief Executive
    Roger L. Koenig                           Officer (Principal Executive
                                              Officer) and Chairman of the Board
                                              of Directors

 /s/ Nancy G. Pierce
--------------------------                    Vice President Finance and
     Nancy G. Pierce                          Administrative, Chief
                                              Financial Officer, Treasurer
                                              (Principal Financial and
                                              Accounting Officer) Secretary
                                              and Director

 /s/ Douglas Carlisle
---------------------------                   Director
     Douglas Carlisle


  /s/ Joseph Graziano
---------------------------                   Director
      Joseph Graziano


    /s/ Ryal Poppa
---------------------------                   Director
        Ryal Poppa


 /s/ John W. Barnett Jr.
---------------------------                   Director
     John W. Barnett Jr.


                                    INDEX TO EXHIBITS


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

Exhibit Number              Exhibit Document

   4.1*     Certificate of Incorporation of Registrant

   4.2*     Bylaws of Registrant

   5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation, as to the legality of securities being registered
            (Counsel to the Registrant)

  23.1      Consent of KPMG LLP (Independent Auditors)

  23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation (contained in Exhibit 5.1 hereto)

  24.1      Power of Attorney (see page II-3)

  99.1*     1998 Stock Incentive Plan
---------------------------------------------------------------------------------


* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-53947), effective July 30, 1998.